Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 20, 2004, relating to the financial statements and financial highlights, which appears in the June 30, 2004 Annual Report to Shareholders of JPMorgan Arizona Municipal Bond Fund, JPMorgan Core Bond Fund, JPMorgan Core Plus Bond Fund, JPMorgan Diversified Mid Cap Fund, JPMorgan Diversified Mid Cap Growth Fund, JPMorgan Diversified Mid Cap Value Fund, JPMorgan Equity Income Fund, JPMorgan Equity Index Fund, JPMorgan Government Bond Fund, JPMorgan High Yield Bond Fund, JPMorgan Intermediate Bond Fund, JPMorgan International Equity Index Fund, JPMorgan Investor Balanced Fund, JPMorgan Investor Conservative Growth Fund, JPMorgan Investor Growth & Income Fund, JPMorgan Investor Growth Fund, JPMorgan Kentucky Municipal Bond Fund, JPMorgan Large Cap Growth Fund, JPMorgan Large Cap Value Fund, JPMorgan Liquid Assets Money Market Fund, JPMorgan Louisiana Municipal Bond Fund, JPMorgan Market Expansion Index Fund, JPMorgan Michigan Municipal Money Market Fund, JPMorgan Michigan Municipal Bond Fund, JPMorgan Multi-Cap Market Neutral Fund, JPMorgan Mortgage-Backed Securities Fund, JPMorgan Municipal Income Fund, JPMorgan Municipal Money Market Fund, JPMorgan Ohio Municipal Money Market Fund, JPMorgan Ohio Municipal Bond Fund, JPMorgan Short Duration Bond Fund, JPMorgan Short Term Municipal Bond Fund, JPMorgan Small Cap Growth Fund, JPMorgan Small Cap Value Fund, JPMorgan Strategic Small Cap Value Fund, JPMorgan Tax Free Bond Fund, JPMorgan Technology Fund, JPMorgan Treasury & Agency Fund, JPMorgan U.S. Government Money Market Fund, JPMorgan U.S. Treasury Plus Money Market Fund, JPMorgan Ultra Short Term Bond Fund and JPMorgan West Virginia Municipal Bond Fund (formerly One Group Arizona Municipal Bond Fund, One Group Bond Fund, One Group Income Bond Fund, One Group Diversified Mid Cap Fund, One Group Mid Cap Growth Fund, One Group Mid Cap Value Fund, One Group Equity Income Fund, One Group Equity Index Fund, One Group Government Bond Fund, One Group High Yield Bond Fund, One Group Intermediate Bond Fund, One Group International Equity Index Fund, One Group Investor Balanced Fund, One Group Investor Conservative Growth Fund, One Group Investor Growth & Income Fund, One Group Investor Growth Fund, One Group Kentucky Municipal Bond Fund, One Group Large Cap Growth Fund, One Group Large Cap Value Fund, One Group Prime Money Market Fund, One Group Louisiana Municipal Bond Fund, One Group Market Expansion Index Fund, One Group Michigan Municipal Money Market Fund, One Group Michigan Municipal Bond Fund, One Group Market Neutral Fund, One Group Mortgage-Backed Securities Fund, One Group Municipal Income Fund, One Group Municipal Money Market Fund, One Group Ohio Municipal Money Market Fund, One Group Ohio Municipal Bond Fund, One Group Short-Term Bond Fund, One Group Short-Term Municipal Bond Fund, One Group Small Cap Growth Fund, One Group Small Cap Value Fund, One Group Strategic Small Cap Value Fund, One Group Tax-Free Bond Fund, One Group Technology Fund, One Group Treasury & Agency Fund, One Group Government Money Market Fund, One Group U.S. Treasury Securities Money Market Fund, One Group Ultra Short-Term Bond Fund and One Group West Virginia Municipal Bond Fund, respectively), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

/s/    PricewaterhouseCoopers LLP

Chicago, Illinois

February 15, 2005